UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported) January 26, 2018

Masco Corporation
(Exact name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-5794 (Commission File Number)	38-1794485 (IRS Employer Identification No.)

17450 College Parkway, Livonia, Michigan (Address of Principal Executive Offices)	48152 (Zip Code)

(313) 274-7400
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 26, 2018, the Company’s Board of Directors appointed Mr. Charles K. “Chuck” Stevens, III as a Class II director effective February 1, 2018. He will serve on the Audit Committee and on the Corporate Governance and Nominating Committee of the Company’s Board of Directors. Mr. Stevens, 58, has served as the Executive Vice President and Chief Financial Officer of General Motors Company (“GM”) since 2014. In this role, he is responsible for leading GM’s global financial and accounting operations. Mr. Stevens joined GM in 1983, serving in various positions of increasing responsibility, including several leadership positions in GM’s Asia Pacific region. Mr. Stevens has over thirty years of financial experience.

There are no understandings or arrangements between Mr. Stevens and any other person pursuant to which Mr. Stevens was selected as a director of the Company. For his service on the Company’s Board of Directors, Mr. Stevens will receive compensation in accordance with the Company’s standard compensation arrangements for non-employee directors.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: January 26, 2018

MASCO CORPORATION

By:	/s/ John G. Sznewajs
Name:	John G. Sznewajs
Title:	Vice President, Chief Financial Officer